                                                                    Exhibit 11.2

                         Computation of Per Share Earnings
                                    (In Thousands)

              For the Nine Month Periods Ended September 30, 1997 and 1996

                                                                                            1997          1996
                                                                                        ------------  ------------
PRIMARY NET INCOME PER SHARE
Average shares outstanding............................................................    15,088,391    14,842,348
Net effect of dilutive stock options and warrants based on the treasury stock method
  using average market price..........................................................       141,090       780,807
                                                                                        ------------  ------------
Total.................................................................................    15,229,481    15,623,155
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Net income............................................................................  $    1,063.2  $    1,159.8
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Primary net income per share..........................................................  $       0.07  $       0.07
                                                                                        ------------  ------------
                                                                                        ------------  ------------
FULLY DILUTED NET INCOME PER SHARE
Average shares outstanding............................................................    15,088,391    14,842,348
Net effect of dilutive stock options and warrants based on the treasury stock method
  using ending market price...........................................................       141,090       780,807
                                                                                        ------------  ------------
Total.................................................................................    15,229,481    15,623,155
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Net income............................................................................  $    1,063.2  $    1,159.8
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Fully diluted net income per share....................................................  $       0.07  $       0.07
                                                                                        ------------  ------------
                                                                                        ------------  ------------

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